Exhibit 10.1



                           Amendment to Exhibit A

                               Promissory Note
                               ---------------

The following paragraph shall be replaced:

     FOR VALUE RECEIVED, BLAZING HOLDING, INC., an Ontario corporation, having an address at 90 Glenayr Road, Richmond Hill, ON L4B 2V4, Canada ("Maker"), hereby covenants and promises to pay to PENDER INTERANTIONAL, INC., a Delaware corporation, having an address at 123 Commerce Valley Drive East, #300, Thornhill, ON L3T 7W8 Canada, ("Payee"), or order, at Payee's address first above written or at such other address as Payee may designate in writing, Three Million Dollars (US$3,000,000.00), lawful money of the United States of America, together with interest thereon computed from the date hereof at a rate per annum equal to TWO percentage points above the prime rate charged at 8:00 a.m. New York Time on the date hereof by Citibank, N.A. at its principal office, which principal and interest shall be payable, interest only at the aforesaid rate in quarter annual installments commencing on the 30th day of September, 2005, and continuing on the 30th day of each succeeding December, March, June and September, until June 17, 2010, on which date all outstanding principal and accrued interest shall be due and payable.

The above paragraph shall be replaced with the paragraph below:

     FOR VALUE RECEIVED, BLAZING HOLDING, INC., an Ontario corporation, having an address at 90 Glenayr Road, Richmond Hill, ON L4B 2V4, Canada ("Maker"), hereby covenants and promises to pay to TRADESTREAM GLOBAL, CORP. (formerly Pender International, Inc.), a Delaware corporation, having an address at 123 Commerce Valley Drive East, #300, Thornhill, ON L3T 7W8 Canada, ("Payee"), or order, at Payee's address first above written or at such other address as Payee may designate in writing, Three Million Dollars (US$3,000,000.00), lawful money of the United States of America, together with interest thereon computed from the date hereof at a rate per annum equal to the prime rate charged at 8:00 a.m. New York Time on the date hereof by Citibank, N.A. at its principal office, which principal and interest shall be payable on June 17, 2010, on which date all outstanding principal and accrued interest shall be due and payable.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to Exhibit A as of September 29, 2005.


TRADESTREAM GLOBAL CORP.                      BLAZING HOLDING, INC.



Per /s/ Kalson G.H. Jang                      Per /s/ Vincent Bordenca
    ---------------------------                   ---------------------------
    Kalson G.H. Jang, Chairman                    Vincent Bordenca, President